Exhibit 99.1
REALOGY REPORTS FIRST QUARTER
2022 FINANCIAL RESULTS

MADISON, N.J. (April 28, 2022) - Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today reported financial results for the first quarter ended March 31, 2022.
"Realogy demonstrated continued momentum in our strategic transformation, delivering some of the best revenue and Operating EBITDA results for a first quarter in company history," said Ryan Schneider, Realogy's chief executive officer and president. "Bolstered by our proven performance, industry-leading talent, and technology leadership, we continue to position Realogy for the future as we move real estate to what’s next."

"In the first quarter, Realogy once again produced impressive results, delivering $1.6 billion of revenue and $69 million in Operating EBITDA," said Charlotte Simonelli, Realogy's executive vice president, chief financial officer, and treasurer. "This consistency of delivery, strong financial discipline, and continued momentum reflect the strength of our core business, positioning us to accelerate our growth and continue delivering value as we propel our transformation forward."
First Quarter 2022 Highlights
•Generated record first quarter Revenue of $1.6 billion, an increase of 6% or $88 million year-over-year.
•Reported Net income of $23 million and basic earnings per share of $0.20, a decrease of $10 million or $0.08 per share vs. prior year.
•Generated Operating EBITDA of $69 million, a decrease of $93 million year-over-year (See Table 5).
•Generated Free Cash Flow of negative $275 million vs. negative $67 million for the corresponding quarter last year, with the first quarter being a seasonal use quarter for the business (See Table 7).
•Combined closed transaction volume increased 4% year-over-year, in-line with the market and Realogy expectations for mid-single digit growth.
•Realogy Brokerage Group closed transaction volume increased 10% year-over-year led by high-end performance. Realogy Franchise Group closed transaction volume increased 1% year-over-year.
•Successfully raised $1 billion of 5.25% notes in January using the net proceeds and cash on hand to redeem $1.1 billion of higher coupon notes, extending maturities, and reducing the cost of capital and annualized interest expense.
•At March 31, 2022, our Net Debt Leverage Ratio was 3.0x (See Table 8b) and Senior Secured Leverage Ratio was negative 0.02x (See Table 8a).
•Strong cost management with $11 million in cost savings realized in the quarter with $70 million expected for full year 2022.
•Owned Brokerage agent count grew 6% year-over-year, the seventh consecutive quarter of sequential growth, and continued to maintain strong retention levels.
•Closed the sale of our title insurance underwriter in exchange for $210 million plus a 30% equity interest in a title insurance underwriter joint venture.

Realogy Reports Financial Results for First Quarter 2022

First Quarter 2022 Financial Highlights
The following table sets forth Realogy’s financial highlights for the periods presented (in millions, except per share data) (unaudited):

	Three Months Ended March 31,
	2022	2021	Change	% Change
Revenue	$1,635	$1,547	$88	6%
Operating EBITDA [1]	69	162	(93)	(57)
Net income attributable to Realogy	23	33	(10)	(30)
Adjusted net (loss) income [2]	(22)	40	(62)	(155)
Earnings per share	0.20	0.28	(0.08)	(29)
Adjusted (loss) earnings per share [2]	(0.19)	0.35	(0.54)	(154)
Free Cash Flow [3]	(275)	(67)	(208)	(310)
Net cash used in operating activities	$(233)	$(37)	$(196)	(530)%

Select Key Drivers
Realogy Franchise Group 4 5
Closed homesale sides	217,764	244,698		(11)%
Average homesale price	$449,250	$394,000		14%
Realogy Brokerage Group [5]
Closed homesale sides	71,371	74,993		(5)%
Average homesale price	$706,282	$608,960		16%
Realogy Title Group
Purchase title and closing units	30,867	32,502		(5)%
Refinance title and closing units	8,068	19,806		(59)%
_______________
Footnotes:
1 See Table 5. Operating EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets.
2 See Table 1a. Adjusted Net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, (gain) loss on the early extinguishment of debt, impairments, (gain) loss on the sale of investments or other assets and the tax effect of the foregoing adjustments. Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding.
3 See Table 7. Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations.
4 Includes all franchisees except for Realogy Brokerage Group.
5 The Company's combined homesale transaction volume growth (transaction sides multiplied by average sale price) increased 4% compared with the first quarter of 2021.
2022 Financial Guidance
Realogy now expects Operating EBITDA for full year 2022 in the range of $750 to $800 million from $800 to $850 million, with the reduction from prior guidance predominantly attributable to the rising mortgage rate environment and its impact on financial results at the company's mortgage origination joint venture. This guidance is subject, among other things, to macroeconomic and housing market uncertainties, including those related to constrained inventory, inflation, and rising mortgage rates.

Realogy Reports Financial Results for First Quarter 2022

Balance Sheet
The Company ended the quarter with cash and cash equivalents of $306 million. Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $2.7 billion at March 31, 2022. The Company's Net Debt Leverage Ratio was 3.0x at March 31, 2022 (see Table 8b).
On January 10, 2022, we issued $1.0 billion of 5.25% Senior Notes due in 2030. On February 4, 2022, the Company used the net proceeds from the issuance, together with cash on hand, to redeem in full both the $550 million of 9.375% Senior Notes and $550 million of 7.625% Senior Secured Second Lien Notes.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, April 28, at 8:30 a.m. (ET), Realogy will hold a conference call via webcast to review its Q1 2022 results and provide a business update. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Charlotte Simonelli, chief financial officer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.realogy.com or by dialing (888) 330-3077 (toll free); international participants should dial (646) 960-0674. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Realogy Holdings Corp.
Realogy (NYSE: RLGY) is moving the real estate industry to what’s next. As the leading and most integrated provider of U.S. residential real estate services encompassing franchise, brokerage, relocation, and title and settlement businesses as well as a mortgage joint venture, Realogy supported approximately 1.5 million home transactions in 2021. The company’s diverse brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby’s International Realty®. Using innovative technology, data and marketing products, high-quality lead generation programs, and best-in-class learning and support services, Realogy fuels the productivity of its approximately 196,200 independent sales agents in the U.S. and approximately 136,400 independent sales agents in 118 other countries and territories, helping them build stronger businesses and best serve today’s consumers. Recognized for eleven consecutive years as one of the World’s Most Ethical Companies, Realogy has also been designated a Great Place to Work four years in a row, named one of LinkedIn’s 2021 Top Companies in the U.S., and honored on the Forbes list of World’s Best Employers 2021.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements," including the information appearing under 2022 Financial Guidance. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "potential" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
The following include some, but not all, of the factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements: adverse developments or the absence of sustained improvement in the U.S. residential real estate markets, either regionally or nationally, which could include, but are not limited to factors that impact homesale transaction volume, such as: continued or accelerated declines in inventory or a decline in the number of home sales, increases in mortgage rates or inflation, reductions in housing affordability, changes in consumer preferences, including weakening in the consumer trends that have benefited us since the second half of 2020, and stagnant or declining home prices; adverse developments or the absence of sustained improvement in macroeconomic conditions (such as business, economic or political

Realogy Reports Financial Results for First Quarter 2022

conditions) on a global, domestic or local basis, which could include, but are not limited to contraction or stagnation in the U.S. economy; adverse developments or outcomes in current or future litigation, in particular pending antitrust litigation; industry structure changes that disrupt the functioning of the residential real estate market; the impact of evolving competitive and consumer dynamics, including that the Company's share of the commission income generated by homesale transactions may continue to shift to affiliated independent sales agents or otherwise erode due to market factors and our ability to compete against traditional and non-traditional competitors; our ability to execute our business strategy and achieve growth, including with respect to the recruitment and retention of productive independent sales agents, attract and retain franchisees and develop or procure products, services and technology that support our strategic initiatives; our ability to realize the expected benefits from our existing or future joint ventures or strategic partnerships, in particular, our mortgage origination joint venture, which is impacted by increases in mortgage rates and competitive margin compression; adverse impacts from the COVID-19 crisis; risks related to our business structure, including our geographic and high-end market concentration, the operating results of our affiliated franchisees, and the loss of our largest real estate benefit program; disruption in the residential real estate brokerage industry related to listing aggregator market power and concentration; risks related to our substantial indebtedness and our ability to refinance or repay our indebtedness; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing, including but not limited to (1) antitrust laws and regulations, (2) the Real Estate Settlement Procedures Act or other federal or state consumer protection or similar laws, (3) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, and (4) privacy or data security laws and regulations; cybersecurity incidents; impairment of our goodwill and other long-lived assets; the accuracy of market forecasts and estimates; significant fluctuation in the price of our common stock; and the impact of share repurchase programs on our common stock.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a, 8a, 8b and 9 for definitions of these non-GAAP financial measures and Tables 1a, 5, 6a, 6b, 7, 8a and 8b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.
Because of the forward-looking nature of the Company’s forecasted non-GAAP financial measure, specific quantification of the amounts that would be required to reconcile forecasted Operating EBITDA to forecasted net income are not determinable without unreasonable efforts. The Company believes that there is a degree of volatility with respect to certain of the Company’s GAAP measures which preclude the Company from providing accurate forecasted GAAP to non-GAAP reconciliations. The Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP measure to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

NAR market data referenced herein is based on NAR’s most recent public estimates, which are subject to review and revision. Factors that may impact the comparability of the Company's homesale statistics to NAR are outlined in the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

Realogy Reports Financial Results for First Quarter 2022

Investor Contacts:	Media Contacts:
Alicia Swift	Trey Sarten
(973) 407-4669	(973) 407-2162
alicia.swift@realogy.com	trey.sarten@realogy.com

Danielle Kloeblen	Gabriella Chiera
(973) 407-2148	(973) 407-5236
danielle.kloeblen@realogy.com	Gabriella.Chiera@realogy.com

Realogy Reports Financial Results for First Quarter 2022                    6
Table 1

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues
Gross commission income	$1,247	$1,154
Service revenue	246	249
Franchise fees	99	105
Other	43	39
Net revenues	1,635	1,547
Expenses
Commission and other agent-related costs	988	885
Operating	406	384
Marketing	64	58
General and administrative	98	90
Restructuring costs, net	4	5
Impairments	—	1
Depreciation and amortization	51	51
Interest expense, net	18	38
Loss on the early extinguishment of debt	92	17
Other income, net	(131)	(2)
Total expenses	1,590	1,527
Income before income taxes, equity in losses (earnings) and noncontrolling interests	45	20
Income tax expense	12	17
Equity in losses (earnings) of unconsolidated entities	10	(31)
Net income	23	34
Less: Net income attributable to noncontrolling interests	—	(1)
Net income attributable to Realogy Holdings	$23	$33

Earnings per share attributable to Realogy Holdings shareholders:
Basic earnings per share	$0.20	$0.28
Diluted earnings per share	$0.19	$0.28
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	117.1	115.9
Diluted	120.4	118.4

Realogy Reports Financial Results for First Quarter 2022                    7
Table 1a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION
ADJUSTED NET (LOSS) INCOME AND ADJUSTED (LOSS) EARNINGS PER SHARE
(In millions, except per share data)
We present Adjusted net income (loss) and Adjusted earnings (loss) per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provide greater transparency into our operating results.
Adjusted net income (loss) is defined by us as net income (loss) before: (a) mark-to-market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of initiatives currently in progress; (d) impairments; (e) the (gain) loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; (f) the (gain) loss on the sale of investments or other assets and (g) the tax effect of the foregoing adjustments. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below.
Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net income to Adjusted net (loss) income for the three-month periods ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022	2021
Net income attributable to Realogy Holdings	$23	$33
Addback:
Mark-to-market interest rate swap gains	(26)	(13)
Restructuring costs, net	4	5
Impairments	—	1
Loss on the early extinguishment of debt	92	17
Gain on the sale of business, net	(131)	—
Adjustments for tax effect (a)	16	(3)
Adjusted net (loss) income attributable to Realogy Holdings	$(22)	$40

Earnings per share attributable to Realogy Holdings:
Basic earnings per share:	$0.20	$0.28
Diluted earnings per share:	$0.19	$0.28

Adjusted (loss) earnings per share attributable to Realogy Holdings:
Adjusted basic (loss) earnings per share:	$(0.19)	$0.35
Adjusted diluted (loss) earnings per share:	$(0.19)	$0.34

Weighted average common and common equivalent shares outstanding:
Basic:	117.1	115.9
Diluted:	120.4	118.4
_______________
(a)Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Realogy Reports Financial Results for First Quarter 2022                    8
Table 2
REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$306	$735
Restricted cash	3	8
Trade receivables (net of allowance for doubtful accounts of $11 for both periods presented)	124	123
Relocation receivables	175	139
Other current assets	195	183
Total current assets	803	1,188
Property and equipment, net	311	310
Operating lease assets, net	447	453
Goodwill	2,897	2,923
Trademarks	687	687
Franchise agreements, net	1,004	1,021
Other intangibles, net	164	171
Other non-current assets	544	457
Total assets	$6,857	$7,210
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$119	$130
Securitization obligations	105	118
Current portion of long-term debt	12	10
Current portion of operating lease liabilities	128	128
Accrued expenses and other current liabilities	517	666
Total current liabilities	881	1,052
Long-term debt	2,899	2,940
Long-term operating lease liabilities	406	417
Deferred income taxes	329	353
Other non-current liabilities	185	256
Total liabilities	4,700	5,018
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Realogy Holdings common stock: $0.01 par value; 400,000,000 shares authorized, 118,140,076 shares issued and outstanding at March 31, 2022 and 116,588,430 shares issued and outstanding at December 31, 2021	1	1
Additional paid-in capital	4,886	4,947
Accumulated deficit	(2,684)	(2,712)
Accumulated other comprehensive loss	(49)	(50)
Total stockholders' equity	2,154	2,186
Noncontrolling interests	3	6
Total equity	2,157	2,192
Total liabilities and equity	$6,857	$7,210

Realogy Reports Financial Results for First Quarter 2022                    9
Table 3
REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating Activities
Net income	$23	$34
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	51	51
Deferred income taxes	(6)	15
Impairments	—	1
Amortization of deferred financing costs and debt discount (premium)	3	3
Loss on the early extinguishment of debt	92	17
Gain on the sale of business, net	(131)	—
Equity in losses (earnings) of unconsolidated entities	10	(31)
Stock-based compensation	6	6
Mark-to-market adjustments on derivatives	(26)	(13)
Other adjustments to net income	1	(2)
Net change in assets and liabilities, excluding the impact of acquisitions and dispositions:
Trade receivables	(2)	(3)
Relocation receivables	(35)	(4)
Other assets	(37)	(14)
Accounts payable, accrued expenses and other liabilities	(172)	(117)
Dividends received from unconsolidated entities	1	31
Other, net	(11)	(11)
Net cash used in operating activities	(233)	(37)
Investing Activities
Property and equipment additions	(29)	(23)
Payments for acquisitions, net of cash acquired	(3)	(2)
Net proceeds from the sale of businesses	58	2
Investment in unconsolidated entities	(7)	(6)
Other, net	17	(3)
Net cash provided by (used in) investing activities	36	(32)
Financing Activities
Repayments of Term Loan A Facility and Term Loan B Facility	—	(905)
Proceeds from issuance of Senior Notes	1,000	905
Redemption of Senior Secured Second Lien Notes	(550)	—
Redemption of Senior Notes	(550)	—
Amortization payments on term loan facilities	(1)	(3)
Net change in securitization obligations	(13)	(7)
Debt issuance costs	(18)	(8)
Cash paid for fees associated with early extinguishment of debt	(80)	(11)
Taxes paid related to net share settlement for stock-based compensation	(16)	(8)
Other, net	(9)	(8)
Net cash used in financing activities	(237)	(45)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	—	—
Net decrease in cash, cash equivalents and restricted cash	(434)	(114)
Cash, cash equivalents and restricted cash, beginning of period	743	523
Cash, cash equivalents and restricted cash, end of period	$309	$409

Supplemental Disclosure of Cash Flow Information
Interest payments (including securitization interest of $1 for both periods presented)	$58	$14
Income tax payments, net	2	2

Realogy Reports Financial Results for First Quarter 2022                    10
Table 4a

REALOGY HOLDINGS CORP.
2022 vs. 2021 KEY DRIVERS

	Three Months Ended March 31,
	2022	2021	% Change
Realogy Franchise Group (a)
Closed homesale sides	217,764	244,698	(11)%
Average homesale price	$449,250	$394,000	14%
Average homesale broker commission rate	2.43%	2.47%	(4) bps
Net royalty per side	$413	$382	8%
Realogy Brokerage Group
Closed homesale sides	71,371	74,993	(5)%
Average homesale price	$706,282	$608,960	16%
Average homesale broker commission rate	2.39%	2.43%	(4) bps
Gross commission income per side	$17,475	$15,393	14%
Realogy Title Group
Purchase title and closing units (b)	30,867	32,502	(5)%
Refinance title and closing units (c)	8,068	19,806	(59)%
Average fee per closing unit (d)	$3,033	$2,348	29%
_______________
(a)Includes all franchisees except for Realogy Brokerage Group.
(b)Purchase title and closing units for the three months ended March 31, 2021 were revised to reflect a decrease of 1,326 units. The change was for the number of units only and did not impact revenue.
(c)Refinance title and closing units for the three months ended March 31, 2021 were revised to reflect a decrease of 661 units. The change was for the number of units only and did not impact revenue.
(d)With the change in units noted above, Average fee per closing unit for the three months ended March 31, 2021 was updated to reflect an increase of $86 per closing unit.

Realogy Reports Financial Results for First Quarter 2022                    11
Table 4b

REALOGY HOLDINGS CORP.
2021 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
Realogy Franchise Group (a)
Closed homesale sides	244,698	320,463	316,195	281,680	1,163,036
Average homesale price	$394,000	$430,756	$427,052	$440,751	$424,436
Average homesale broker commission rate	2.47%	2.46%	2.44%	2.43%	2.45%
Net royalty per side	$382	$418	$401	$421	$406
Realogy Brokerage Group
Closed homesale sides	74,993	103,945	101,536	90,661	371,135
Average homesale price	$608,960	$678,978	$662,006	$667,188	$657,307
Average homesale broker commission rate	2.43%	2.43%	2.42%	2.41%	2.42%
Gross commission income per side	$15,393	$17,053	$16,633	$16,573	$16,486
Realogy Title Group
Purchase title and closing units (b)	32,502	45,563	45,011	40,111	163,187
Refinance title and closing units (c)	19,806	13,730	12,140	10,999	56,675
Average fee per closing unit (d)	$2,348	$2,720	$2,801	$2,962	$2,709
_______________
(a)Includes all franchisees except for Realogy Brokerage Group.
(b)Purchase title and closing units for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 were revised to reflect a decrease of 1,326, 1,812 and 1,993 units, respectively. The change was for the number of units only and did not impact revenue.
(c)Refinance title and closing units for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 were revised to reflect a decrease of 661, 742 and 696 units, respectively. The change was for the number of units only and did not impact revenue.
(d)With the change in units noted above, Average fee per closing unit for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 was updated to reflect an increase of $86, $112 and $126, respectively.

Realogy Reports Financial Results for First Quarter 2022                    12
Table 5
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA
THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(In millions)
Set forth in the tables below is a reconciliation of Net income attributable to Realogy Holdings to Operating EBITDA for the three-month periods ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022	2021
Net income attributable to Realogy Holdings	$23	$33
Income tax expense	12	17
Income before income taxes	35	50
Add: Depreciation and amortization	51	51
Interest expense, net	18	38
Restructuring costs, net (a)	4	5
Impairments (b)	—	1
Loss on the early extinguishment of debt (c)	92	17
Gain on the sale of business, net (d)	(131)	—
Operating EBITDA	$69	$162
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (e)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2022	2021			2022	2021			2022	2021
Realogy Franchise Group	$267	$254	13	5	$138	$141	(3)	(2)	52%	56%	(4)
Realogy Brokerage Group	1,264	1,171	93	8	(40)	(5)	(35)	(700)	(3)	—	(3)
Realogy Title Group (f)	190	201	(11)	(5)	(3)	61	(64)	(105)	(2)	30	(32)
Corporate and Other	(86)	(79)	(7)	(e)	(26)	(35)	9	26
Total Company	$1,635	$1,547	88	6	$69	$162	(93)	(57)	4%	10%	(6)
The following table reflects Realogy Franchise and Brokerage Groups' results before intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business segments to the overall Operating EBITDA of the Company:

	Revenues		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2022	2021			2022	2021			2022	2021
Realogy Franchise Group (g)	$181	$175	6	3	$52	$62	(10)	(16)	29%	35%	(6)
Realogy Brokerage Group (g)	1,264	1,171	93	8	46	74	(28)	(38)	4	6	(2)
Realogy Franchise and Brokerage Groups Combined	$1,445	$1,346	99	7	$98	$136	(38)	(28)	7%	10%	(3)
_______________

(a)Restructuring charges incurred for the three months ended March 31, 2022 include $1 million at Realogy Franchise Group, $2 million at Realogy Brokerage Group and $1 million at Corporate and Other. Restructuring charges incurred for the three months ended March 31, 2021 include $2 million at Realogy Franchise Group, $2 million at Realogy Brokerage Group and $1 million at Corporate and Other.
(b)Non-cash impairments for the three months ended March 31, 2021 relate to lease asset impairments.
(c)Loss on the early extinguishment of debt is recorded in Corporate and Other.
(d)Gain on the sale of business, net is recorded in Realogy Title Group related to the sale of the title insurance underwriter (the "Title Underwriter").
(e)Revenues include the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Realogy Brokerage Group of $86 million and $79 million during the three months ended March 31, 2022 and 2021, respectively, and are eliminated through the Corporate and Other line.
(f)Realogy Title Group (RTG) includes our title, escrow and settlement services (title agency), mortgage origination joint venture businesses and, until the close of the sale of RTG's Title Underwriter on March 29, 2022, its title insurance underwriter business. RTG Revenue for the first quarter of 2022 does not include $11 million of revenue from the title insurance underwriter due to the sale on March 29, 2022. The year-over-year decline in Operating EBITDA contribution from the mortgage origination joint venture, from losses of $8 million for the three-month period ended March 31, 2022 compared to earnings of $30 million for the three-month period ended March 31, 2021, was

Realogy Reports Financial Results for First Quarter 2022                    13
primarily driven by significant gain-on-sale margin compression due to the highly competitive mortgage industry, lower refinancing volume and increased headcount to grow the business and its market share.
(g)The segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by Realogy Brokerage Group to Realogy Franchise Group of $86 million and $79 million during the three months ended March 31, 2022 and 2021, respectively.

Realogy Reports Financial Results for First Quarter 2022                    14
Table 6a
REALOGY HOLDINGS CORP.
SELECTED 2022 FINANCIAL DATA
(In millions)

Three Months Ended
March 31, 2022
Net revenues (a)
Realogy Franchise Group	$267
Realogy Brokerage Group	1,264
Realogy Title Group	190
Corporate and Other	(86)
Total Company	$1,635

Operating EBITDA
Realogy Franchise Group	$138
Realogy Brokerage Group	(40)
Realogy Title Group	(3)
Corporate and Other	(26)
Total Company	$69

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$69

Less: Depreciation and amortization	51
Interest expense, net	18
Income tax expense	12
Restructuring costs, net (b)	4
Loss on the early extinguishment of debt (c)	92
Gain on the sale of business, net (d)	(131)
Net income attributable to Realogy Holdings	$23
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Realogy Franchise Group include intercompany royalties and marketing fees paid by Realogy Brokerage Group of $86 million for the three months ended March 31, 2022. Such amounts are eliminated through Corporate and Other.
(b)Includes restructuring charges broken down by business unit as follows:

Three Months Ended
March 31, 2022
Realogy Franchise Group	$1
Realogy Brokerage Group	2
Corporate and Other	1
Total Company	$4
(c)Loss on the early extinguishment of debt is recorded in Corporate and Other.
(d)Gain on the sale of business, net is recorded in Realogy Title Group related to the sale of the Title Underwriter.

Realogy Reports Financial Results for First Quarter 2022                    15
Table 6b
REALOGY HOLDINGS CORP.
SELECTED 2021 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2021	2021	2021	2021	2021
Net revenues (a)
Realogy Franchise Group	$254	$347	$342	$306	$1,249
Realogy Brokerage Group	1,171	1,791	1,705	1,522	6,189
Realogy Title Group	201	255	250	246	952
Corporate and Other	(79)	(117)	(111)	(100)	(407)
Total Company	$1,547	$2,276	$2,186	$1,974	$7,983

Operating EBITDA
Realogy Franchise Group	$141	$224	$211	$175	$751
Realogy Brokerage Group	(5)	70	51	(7)	109
Realogy Title Group	61	55	54	30	200
Corporate and Other	(35)	(39)	(43)	(41)	(158)
Total Company	$162	$310	$273	$157	$902

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$162	$310	$273	$157	$902

Less: Depreciation and amortization	51	51	50	52	204
Interest expense, net	38	57	52	43	190
Income tax expense	17	60	48	8	133
Restructuring costs, net (b)	5	5	4	3	17
Impairments (c)	1	1	1	1	4
Former parent legacy cost, net (d)	—	1	—	—	1
Loss on the early extinguishment of debt (d)	17	1	3	—	21
(Gain) loss on the sale of business, net (e)	—	(15)	1	3	(11)
Net income attributable to Realogy Holdings	$33	$149	$114	$47	$343
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Realogy Franchise Group include intercompany royalties and marketing fees paid by Realogy Brokerage Group of $79 million, $117 million, $111 million and $100 million for the three months ended March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021, respectively. Such amounts are eliminated through Corporate and Other.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2021	2021	2021	2021	2021
Realogy Franchise Group	$2	$1	$1	$1	$5
Realogy Brokerage Group	2	2	2	1	7
Corporate and Other	1	2	1	1	5
Total Company	$5	$5	$4	$3	$17
(c)Impairments for the three months ended March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021 primarily relate to software and lease asset impairments.
(d)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(e)(Gain) loss on the sale of business, net is primarily recorded in Realogy Brokerage Group.

Realogy Reports Financial Results for First Quarter 2022                    16
Table 6c

REALOGY HOLDINGS CORP.
2021 CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2021	2021	2021	2021	2021
Revenues
Gross commission income	$1,154	$1,773	$1,689	$1,502	$6,118
Service revenue	249	314	315	302	1,180
Franchise fees	105	147	139	130	521
Other	39	42	43	40	164
Net revenues	1,547	2,276	2,186	1,974	7,983
Expenses
Commission and other agent-related costs	885	1,373	1,309	1,186	4,753
Operating	384	422	424	439	1,669
Marketing	58	66	69	70	263
General and administrative	90	114	120	117	441
Former parent legacy cost, net	—	1	—	—	1
Restructuring costs, net	5	5	4	3	17
Impairments	1	1	1	1	4
Depreciation and amortization	51	51	50	52	204
Interest expense, net	38	57	52	43	190
Loss on the early extinguishment of debt	17	1	3	—	21
Other (income) expense, net	(2)	(16)	1	2	(15)
Total expenses	1,527	2,075	2,033	1,913	7,548
Income before income taxes, equity in (earnings) losses and noncontrolling interests	20	201	153	61	435
Income tax expense	17	60	48	8	133
Equity in (earnings) losses of unconsolidated entities	(31)	(10)	(11)	4	(48)
Net income	34	151	116	49	350
Less: Net income attributable to noncontrolling interests	(1)	(2)	(2)	(2)	(7)
Net income attributable to Realogy Holdings	$33	$149	$114	$47	$343

Earnings per share attributable to Realogy Holdings shareholders:
Basic earnings per share	$0.28	$1.28	$0.98	$0.40	$2.95
Diluted earnings per share	$0.28	$1.25	$0.95	$0.39	$2.85
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	115.9	116.5	116.6	116.6	116.4
Diluted	118.4	119.3	120.3	120.4	120.2

Realogy Reports Financial Results for First Quarter 2022                    17
Table 7
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - FREE CASH FLOW
THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(In millions)
A reconciliation of net income attributable to Realogy Holdings to Free Cash Flow is set forth in the following table:

	Three Months Ended March 31,
	2022	2021
Net income attributable to Realogy Holdings	$23	$33
Income tax expense, net of payments	10	15
Interest expense, net	18	38
Cash interest payments	(58)	(14)
Depreciation and amortization	51	51
Capital expenditures	(29)	(23)
Restructuring costs and former parent legacy items, net of payments	—	(5)
Impairments	—	1
Loss on the early extinguishment of debt	92	17
Gain on the sale of business, net	(131)	—
Working capital adjustments	(203)	(169)
Relocation receivables (assets), net of securitization obligations	(48)	(11)
Free Cash Flow	$(275)	$(67)
A reconciliation of net cash used in operating activities to Free Cash Flow is set forth in the following table:

	Three Months Ended March 31,
	2022	2021
Net cash used in operating activities	$(233)	$(37)
Property and equipment additions	(29)	(23)
Net change in securitization	(13)	(7)
Effect of exchange rates on cash and cash equivalents	—	—
Free Cash Flow	$(275)	$(67)

Net cash provided by (used in) investing activities	$36	$(32)
Net cash used in financing activities	$(237)	$(45)

Realogy Reports Financial Results for First Quarter 2022                    18
Table 8a

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED MARCH 31, 2022
(In millions)
The senior secured leverage ratio is tested quarterly pursuant to the terms of the senior secured credit facilities*. For the trailing four-quarter period ended March 31, 2022, Realogy Group LLC was required to maintain a senior secured leverage ratio not to exceed 4.75 to 1.00. The senior secured leverage ratio is measured by dividing Realogy Group LLC's total senior secured net debt by the trailing four-quarters EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement. Total senior secured net debt does not include our unsecured indebtedness, including the Unsecured Notes and Exchangeable Senior Notes, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the Senior Secured Credit Agreement, includes adjustments to Operating EBITDA for retention and disposition costs, non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the trailing four-quarter period. The Company was in compliance with the senior secured leverage ratio covenant at March 31, 2022 with a ratio of negative 0.02 to 1.00.
A reconciliation of net income attributable to Realogy Group to Operating EBITDA and EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the four-quarter period ended March 31, 2022 is set forth in the following table:

		Less	Equals	Plus	Equals
	Year Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Twelve Months Ended
	December 31, 2021	March 31, 2021	December 31, 2021	March 31, 2022	March 31, 2022
Net income attributable to Realogy Group (a)	$343	$33	$310	$23	$333
Income tax expense	133	17	116	12	128
Income before income taxes	476	50	426	35	461
Depreciation and amortization	204	51	153	51	204
Interest expense, net	190	38	152	18	170
Restructuring costs, net	17	5	12	4	16
Impairments	4	1	3	—	3
Former parent legacy cost, net	1	—	1	—	1
Loss on the early extinguishment of debt	21	17	4	92	96
Gain on the sale of business, net	(11)	—	(11)	(131)	(142)
Operating EBITDA (b)	902	162	740	69	809
Bank covenant adjustments:
Pro forma effect of business optimization initiatives (c)					42
Non-cash charges (d)					25
Pro forma effect of acquisitions and new franchisees (e)					7
Incremental securitization interest costs (f)					3
EBITDA as defined by the Senior Secured Credit Agreement*					$886
Total senior secured net debt (g)					$(16)
Senior secured leverage ratio*					(0.02)	x
_______________
(a)Net income attributable to Realogy consists of: (i) income of $149 million for the second quarter of 2021, (ii) income of $114 million for the third quarter of 2021, (iii) income of $47 million for the fourth quarter of 2021 and (iv) income of $23 million for the first quarter of 2022.
(b)Operating EBITDA consists of: (i) $310 million for the second quarter of 2021, (ii) $273 million for the third quarter of 2021, (iii) $157 million for the fourth quarter of 2021 and (iv) $69 million for the first quarter of 2022.
(c)Represents the four-quarter pro forma effect of business optimization initiatives.
(d)Represents the elimination of non-cash expenses including $29 million of stock-based compensation expense and $1 million of foreign exchange expense less $3 million for the change in the allowance for doubtful accounts and notes reserves and $2 million of other items for the four-quarter period ended March 31, 2022.

Realogy Reports Financial Results for First Quarter 2022                    19
(e)Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on April 1, 2021. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of April 1, 2021.
(f)Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended March 31, 2022.
(g)Represents total borrowings under the senior secured credit facilities (including the Revolving Credit Facility) and Term Loan A Facility and borrowings secured by a first priority lien on our assets of $231 million plus $24 million of finance lease obligations less $271 million of readily available cash as of March 31, 2022. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations or unsecured indebtedness, including the Unsecured Notes and Exchangeable Senior Notes.

* Our senior secured credit facilities include the facilities under our Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"), and the Term Loan A Agreement dated as of October 23, 2015 (the "Term Loan A Agreement"), as amended from time to time. Our Unsecured Notes include our 4.875% Senior Notes due 2023, 5.75% Senior Notes due 2029 and 5.25% Senior Notes due 2030. Exchangeable Senior Notes refers to our 0.25% Exchangeable Senior Notes due 2026.

Realogy Reports Financial Results for First Quarter 2022                    20
Table 8b

NET DEBT LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED MARCH 31, 2022
(In millions)
Net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as those terms are defined in the senior secured credit facilities, for the four-quarter period ended March 31, 2022 (referred to as net debt leverage ratio) is set forth in the following table:

	As of March 31, 2022
Revolving Credit Facility	—
Extended Term Loan A	231
4.875% Senior Notes	407
5.75% Senior Notes	900
5.25% Senior Notes	1,000
0.25% Exchangeable Senior Notes	403
Finance lease obligations	24
Corporate Debt (excluding securitizations)	2,965
Less: Cash and cash equivalents	306
Net Corporate Debt (excluding securitizations)	$2,659

EBITDA as defined by the Senior Secured Credit Agreement (a)	$886

Net Debt Leverage Ratio (b)	3.0	x
_______________
(a)See Table 8a for a reconciliation of Net income attributable to Realogy Group to EBITDA as defined by the Senior Secured Credit Agreement.
(b)Net Debt Leverage Ratio is substantially similar to Consolidated Leverage Ratio (as defined under the indentures governing the Unsecured Notes), except that under the 5.75% Senior Notes and 5.25% Senior Notes when the Consolidated Leverage Ratio is measured at March 31 of any given year, the calculation includes a positive $200 million seasonality adjustment to cash and cash equivalents.

Realogy Reports Financial Results for First Quarter 2022                    21

Table 9
Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the (gain) loss on the early extinguishment of debt, impairments, the (gain) loss on the sale of investments or other assets and the tax effect of the foregoing adjustments. The gross amounts for these items as well as the adjustment for income taxes are presented.
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.